Exhibit 99.3

POLZLER & SCHNEIDER HOLDINGS CORPORATION
AND SUBSIDIARIES
Unaudited Condensed Consolidated Interim Financial Statements

As of and for the period ended April 30, 2021

POLZLER & SCHNEIDER HOLDINGS CORPORATION

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

April 30, 2021
Assets
Current assets:
Cash, cash equivalents and restricted cash	$12,591
Accounts and notes receivable, net	1,107
Income taxes receivable	117
Other current assets	438
Total current assets	14,253
Property and equipment, net	366
Intangible assets, net	482
Other assets, net of current portion	367
Total assets	$15,468
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$599
Accrued liabilities	101
Deferred revenue	54
Current portion of debt	142
Total current liabilities	896
Debt, net of current portion	24
Deferred tax liabilities, net	122
Income taxes payable, net of current portion	3,823
Due to brokers	6,492
Total liabilities	11,357
Commitments and contingencies
Stockholders' equity:
Share capital, par value $1 per share, 3,000 common shares authorized; 2,000 shares issued and outstanding as of April 30, 2021	2
Additional paid-in capital	1,071
Retained earnings	2,737
Total stockholders' equity attributable to Polzler & Schneider Holdings Corporation	3,810
Non-controlling interest	301
Total stockholders' equity	4,111
Total liabilities and stockholders' equity	$15,468

See accompanying notes to unaudited condensed consolidated financial statements.

POLZLER & SCHNEIDER HOLDINGS CORPORATION

AND SUBSIDIARIES

Condensed Consolidated Statement of Income

(In thousands)

(Unaudited)

Six Months Ended
April 30, 2021
Revenue:
Continuing franchise fees	$5,268
Broker fees	4,011
Marketing Funds fees	3,736
Franchise sales and other revenue	3,319
Total revenue	16,334
Operating expenses:
Selling, operating and administrative expenses	6,282
Marketing Funds expenses	3,736
Depreciation and amortization	14
Total operating expenses	10,032
Operating income	6,302
Other expenses, net:
Interest expense	(1)
Interest income	2
Total other income, net	1
Income before provision for income taxes	6,303
Provision for income taxes	(1,709)
Net income	$4,594
Less: net income attributable to non-controlling interest	(205)
Net income attributable to Polzler & Schneider Holdings Corporation	$4,389

See accompanying notes to unaudited condensed consolidated financial statements.

POLZLER & SCHNEIDER HOLDINGS CORPORATION

AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholders’ Equity

(In thousands, except share amounts)

(Unaudited)

			Additional		Non-	Total
	Common Stock		paid-in	Retained	controlling	stockholders'
	Shares	Amount	capital	earnings	interest	equity
Balances, November 1, 2020	2,000	$2	$1,071	$862	$241	$2,176
Net income	—	—	—	4,389	205	4,594
Dividends	—	—	—	(2,514)	(145)	(2,659)
Balances, April 30, 2021	2,000	2	1,071	2,737	301	4,111

See accompanying notes to unaudited condensed consolidated financial statements.

POLZLER & SCHNEIDER HOLDINGS CORPORATION

AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

Six Months Ended
April 30, 2021
Cash flows from operating activities:
Net income	$4,594
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14
Changes in operating assets and liabilities	(1,075)
Net cash provided by operating activities	3,429
Cash flows from investing activities:
Purchases of property and equipment	(217)
Net cash (used in) investing activities	(217)
Cash flows from financing activities:
Payments on debt	(71)
Dividend paid to controlling interests	(2,514)
Net cash (used in) financing activities	(2,585)
Net increase in cash, cash equivalents and restricted cash	627
Cash, cash equivalents and restricted cash, beginning of period	11,964
Cash, cash equivalents and restricted cash, end of period	$12,591
Supplemental disclosures of cash flow information:
Cash paid for interest	$21
Net cash paid for income taxes	$2,415
Schedule of non-cash financing activities:
Dividends transferred to due to broker	$114

See accompanying notes to unaudited condensed consolidated financial statements.

POLZLER & SCHNEIDER HOLDINGS CORPORATION

AND SUBSIDIARIES

Notes to Interim Condensed Consolidated Financial Statements

1.	Business and Organization

Nature of Business

Polzler & Schneider Holdings Corporation (the Company) was incorporated under the laws of the state of Delaware and acts as a holding company with the following ownership interests:

Ownership
Interest as of
April 30, 2021
P&S 12/7/01,Inc.	100%
Integra Enterprise Corporation (Integra)	100%
Subsidiaries of Integra
RE/MAX of New England, Inc. dba RE/MAX INTEGRA, New England	100%
RE/MAX of North Central, Inc. dba RE/MAX INTEGRA, Midwest	100%
RE/MAX Indiana Limited Partnership dba RE/MAX integra, Midwest	75.3%
P&S Enterprises, Inc.	76.0%

American Operations

RE/MAX of New England, Inc. dba RE/MAX INTEGRA, New England, RE/MAX North Central, Inc. dba RE/MAX INTEGRA, Midwest and RE/MAX Indiana Limited Partnership dba RE/MAX Integra, Midwest subsidiaries are subfranchisors of RE/MAX, LLC, and sell RE/MAX franchises exclusively in the New England Region, throughout the states of Minnesota and Wisconsin, and Indiana, respectively. The subfranchisor rights are subject to a regional agreement that can be renewed for the following additional terms upon timely written notification and payment of a renewal fee on or before the following expiration dates:

Exclusive Subfranchisor Territory Maine	Regional Agreement Expires In	Renewable for Additional
New Hampshire, Massachusetts, Vermond and Rhode Island	December 2024	Two 20 year terms
Connecticut	July 2024	Two 20 year terms
Minnesota	September 2026	Two 20 year terms

Each of the three subfranchisors also administer an advertising fund established to aid and assist members of the RE/MAX system, in their assigned regions, in enhancing public goodwill, by advertising RE/MAX real estate brokerage services. The activities of these three wholly-owned “Promotion” entities are carried out solely for the benefit of the broker/owners and not for a profit motive.

Promotions primary source of income is from RE/MAX franchisees in the aforementioned regions. As part of the franchise agreement with Promotions, franchisees are required to pay a fee to support promotional activities of RE/MAX throughout their assigned region. Promotions is required to spend all monies collected for promotional purposes for the benefit of the franchisees. Fees collected but not expended as of year-end are recorded as a Due to Broker liability in the Consolidated Balance Sheet as such amounts will be used to fund promotional expenses subsequent to year end.

European Operations

The P & S 12/7/01, Inc. subsidiary was incorporated in December 2001 under the laws of the state of Delaware, U.S.A., for the purpose of selling and granting regional subfranchises for real estate subfranchising of real estate brokerage offices. P & S 12/7/01, Inc. holds the exclusive RE/MAX, LLC subfranchisor rights for the European Region which expire in 2023, with the option to renew the agreement for an additional 20 years upon timely written notification.

P & S 12/7/01, Inc. entered into a subfranchisor agreement with PMSCS Real Estate Franchising, Inc. (PMSCS), a company related through common ownership, for the purpose of selling and granting regional subfranchises for subfranchising of real estate brokerage offices in the European region. The subfranchisor agreement expires in 2023 and may be renewed for additional 20-year terms. Under the agreement, PMSCS acts as the exclusive subfranchisor for the European Region. A portion of the various revenues earned by PMSCS are payable to P & S 12/7/01, Inc. based upon agreed-upon percentages.

2.	Summary of Significant Accounting Policies

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Polzler & Schneider Holdings Corporation and its subsidiaries (together, the Company). All significant intercompany balances and transactions are eliminated in consolidation. However, due to the Promotion entities reporting on a December 31 year-end, certain intercompany balances will not eliminate entirely. No events occurred between the different quarter-ends that materially affected the Company’s financial position, results of operations, or cash flows.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations, Risks and Uncertainties

Market Concentrations

The operations of the Company are indirectly tied to the real estate industries in Europe, the New England region and the states of Minnesota, Wisconsin and Indiana.

Cash Deposits in Excess of Federally Insured Limits

The Company maintains cash balances at several financial institutions. The Company has not experienced any losses in the accounts, but the balances, at times, may exceed the $250k insurance limit established through the Federal Deposit Insurance Corporation (FDIC).

Accounts and Notes Receivable, Net

Accounts and notes receivable from franchisees are generally secured by the rights to the franchise. Accounts and notes receivable are stated at the amount management expects to collect from outstanding balances. The Company performs continuing credit evaluations of its franchise customers. Accounts receivable are considered past due when payment has not been received by the stated due date on the invoice. Interest income is accrued monthly but is not recognized on past due franchise receivables until management determines that such interest will be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts or notes receivable.

Property and Equipment, Net

Property and equipment are carried at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives ranging from 3 to 7 years for property and equipment. Significant additions or improvements extending asset lives are capitalized, while maintenance and repairs are charged to expense as incurred. The cost and related accumulated depreciation or amortization on asset disposals are removed from the accounts, and the resulting gain or loss is typically included in operating expenses.

Goodwill

The cost of business entities purchased in excess of the underlying fair value of its assets at the date of acquisition is recorded as goodwill. The Company adopted the accounting alternative for goodwill available to private companies under FASB ASC 350-20. Accordingly, the Company goodwill is amortized on a straight-line basis over ten years.

The Company has also adopted the accounting alternative for recognizing certain intangible assets in business combinations under FASB ASC 805. Accordingly, customer-related intangibles and noncompetition agreements are included in goodwill.

Intangible Assets, Net

Intangible assets, such as the regional and subfranchise agreements, and territory rights, which are not considered to have an indefinite useful life, are amortized over their useful lives as follows:

Regional agreement	10-20 years
Territory rights	25 years 4 months
Subfranchise agreement	8 years 9 months - 38 years 8 months

In accordance with GAAP, the Company does not amortize indefinite-lived intangible assets such as trademarks. Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, it is amortized prospectively over its remaining useful life.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, goodwill, and intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges recognized during the six months ended April 30, 2021.

Revenue Recognition

Continuing Franchise Fees and Broker Fees

Revenue is recognized monthly when the fees are earned and collection of the resulting receivable is probable.

Marketing Fund Fees

Marketing fund revenues represent billings collected from franchisees on behalf of the Promotion entities. Marketing Fund fees are recognized monthly when funds are received. Balloon fund revenues are also collected from franchisees and are recognized monthly when received.

Franchise Sale and Other Revenue

Franchise agreements have a term of five or ten years and optional renewal periods of five years depending on contract terms and whether certain conditions are met. Revenue is recognized based on the effective date of a signed franchise or franchise renewal agreement and collection of the resulting receivable is probable. Upon signing the franchise agreement, the Company has no significant continuing obligation and substantially all of the initial services have been performed and other conditions affecting consummation of the sale have been met.

European royalty revenue from P & S 12/7/01, Inc. is recognized monthly when the fees are earned and collection of the resulting receivable is probable.

Advertising

Advertising expenses are recognized in the period incurred and were approximately $2.8 million during the six months ended April 30, 2021.

Non-controlling Interests

Non-controlling interests represent the minority stockholders’ and partners’ proportionate share of the equity and earnings of P & S Enterprises, Inc. and RE/MAX Indiana Limited Partnership dba RE/MAX INTEGRA, Midwest. The Company accounts for these non-controlling interests pursuant to Financial Accounting Standards Board (FASB) guidance which requires non-controlling interests in subsidiaries to be included in the equity section of the Consolidated Balance Sheet. The guidance further requires net income (loss) related to non-controlling interests to be separately reported in the Consolidated Statement of Income.

Income Taxes

The Company is subject to United States taxation and files a consolidated federal tax return including the operations of its subsidiaries.

Income tax expense is determined in accordance with a tax allocation agreement which allocates income taxes to the subsidiaries as if they filed separate tax returns. The Company files state income tax returns on a stand-alone or unitary basis based on individual state requirements.

Promotion entities are subject to United States taxation but have not elected to include their operations in the federal consolidated tax returns. Promotion entities file their own federal return; state tax returns are filed on a stand-alone or unitary basis based on individual state requirements. Since excess revenues or expenses are reclassified to deposits from broker/owners, the income tax provision is based solely on taxable income derived from permanent differences, such as limitations imposed on meals and entertainment deductions. Accordingly, the income tax provision will differ from the amount computed at statutory rates.

Deferred tax assets (net of any valuation allowance) and liabilities resulting from temporary differences, net operating loss carryforwards and tax credit carryforwards are recorded using an asset-and-liability method. Deferred taxes relating to temporary differences and loss carryforwards are measured using the tax rate expected to be in effect when they are reversed or are realized.

The Company accounts for income taxes pursuant to FASB guidance. This guidance prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company provides for uncertain tax positions and the related interest and penalties based upon management’s assessment of whether a tax benefit or deduction is more likely than not to be sustained upon examination by tax authorities. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense (benefit).

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standard Update (ASU) 2014-09 – Revenue from Contracts with Customers. This ASU is a comprehensive new revenue model which requires an entity to first identify performance obligations and then either: (1) recognize revenue at a point in time when a performance obligation is completely satisfied; or, (2) recognize revenue over time when a performance obligation is satisfied by transferring control of a good or service to a customer over a period of time. The new ASU also requires additional qualitative and quantitative disclosures.

Additional guidance was subsequently issued, but the amendments were intended to clarify and improve the operability of certain topics within the revenue standard. All guidance for the Company was initially effective in fiscal year 2020. However, in June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers and Leases. This ASU defers the effective date of ASU 2014-09 from annual reporting periods beginning after December 15, 2018 to annual reporting periods beginning after December 15, 2019, making the guidance effective for fiscal year ended 2021.

In January 2021, the FASB issued ASU No. 2021-02, Franchisors – Revenue from Contracts with Customers. This ASU provides a practical expedient for nonpublic entities to account for certain pre- opening services as a single distinct performance obligation from the franchise license. If elected, the guidance is effective for the fiscal year ended 2021.

The Company continues to make progress on assessing the impact of the new rules and believes revenue recognition related to franchise sale and renewal fees and deferred revenue will be affected. However, management has yet to calculate the full dollar amount of the impact at this time.

3.	Related Parties

Due from (to) Related Parties

The Company has the following balances due to companies related through common ownership and one of its shareholders. These amounts are non-interest bearing, unsecured and due on demand as of April 30:

2021
RE/MAX Ontario-Atlantic Canada, Inc. dba RE/MAX INTEGRA, Ontario-Atlantic Canada	$(51)
RE/MAX Ontario-Atlantic Canada Promotions, Ontario -Atlantic Canada dba RE/MAX INTEGRA, Promotions, Ontario-Atlantic Canada	59
Shareholder	(1)
$7

Fees

The Company paid (received) the following fees to various companies either related through common ownership or owned by officers of the Company, for the six months ended April 30:

2021
Sales Consulting	$152
Accounting and administrative	217
Tech and network support	63
Reimbursements	(632)
Net fees (reimbursements)	$(200)

4.	Notes Receivable

The real estate brokerage entities receive a fee for each franchise sold or renewed in the form of cash or notes secured by the franchise.

The real estate brokerage entities may also enter into notes with franchisees for delinquent management and 1% assessment fee revenue. These notes are unsecured; however, failure of the franchisee to pay these amounts could result in forfeiture of the franchise.

Short-term notes receivable are generally non-interest bearing, as long as payments are received by the scheduled due dates; however, certain notes contain stated interest rates. Long-term notes receivable are subject to the interest rate stated in the agreement; however, certain agreements contain a stated rate of 0%. The Company’s subsidiaries have not imputed interest on these notes receivable because it is not considered significant. Late payments are subject to interest up to the highest rate permissible by law.

5.	Regional Subfranchisor Agreement

A portion of the continuing franchise fee, broker fee and franchise sale and renewal fees are payable to RE/MAX, LLC under a regional subfranchisor agreement with the Company. RE/MAX, LLC is an unrelated party. Total fees to RE/MAX, LLC were $4.5 million during the six months ended April 30, 2021.

6.	Property and Equipment

Property and equipment consist of the following at April 30:

As of April 30, 2021
Furniture and equipment	$647
Less accumulated depreciation	(281)
Total property and equipment, net	$366
7.	Debt

As part of a previous acquisition, contingent consideration of $0.3 million is being paid to the original seller. This long-term note payable is due in monthly payments of $12k through June 2022.

In April 2020, the subsidiaries of the Company were granted loans totaling $0.8 million under the Payroll Protection Program (PPP) administered by Old National Bank, a Small Business Administration (SBA) approved partner. The loans were uncollateralized, fully guaranteed by the Federal government, eligible for loan forgiveness of up to 100% of the loans upon meeting certain requirements. The Company has recorded $0.5 million of debt forgiveness income relating to subsidiaries that had received full forgiveness of their PPP loans during the six months ended April 30, 2021 reflected in “Franchise Sales and Other Income” in the accompanying Condensed Consolidated Statement of Income. As of April 30, 2021, there are no remaining PPP loans outstanding.

8.	Intangible Asset and Goodwill

The gross carrying amount and related accumulated amortization for intangible assets is as follows at April 30:

	Weighted
	Average	As of April 30, 2021
	Amortization	Initial	Accumulated	Net
	Period	Cost	Amortization	Balance
Subfranchise agreements	10-20 years	$900	$(421)	$479
Regional agreement	25 years	25	(22)	3
Protected territory	9-39 years	1,015	(1,015)	—
Total intangible assets, net		$1,940	$(1,458)	$482

Estimated aggregate amortization expense based on current intangible assets is expected to be approximately $19k for the next three years, $18k in the fourth and fifth year and $389k thereafter.

9.	Commitments and Contingencies

The Company is, from time to time, subject to legal proceedings and claims arising in the ordinary course of business. The Company does not believe the ultimate resolution of these existing matters will have a material adverse effect on its financial position, results of operations, or cash flows.

10.	401(k) Plan

The Company’s subsidiaries provide defined contribution plans under Section 401(k) of the Internal Revenue Code. All employees who have reached the age of 21 are eligible to participate. The subsidiaries may make discretionary contributions from year to year. The Company’s subsidiaries made no contributions for the quarter ended April 30, 2021.

11.	Income Taxes

The Company records taxes using an estimated effective rate of 27%. The income tax provision differs from the amount computed at statutory rates as a result of (1) uncertain tax positions and (2) certain state tax returns that are filed on a unitary basis, which requires state taxes to be calculated based on the income of the consolidated group. In addition, income from the forgiveness of PPP loans is not considered taxable for federal income tax purposes.

The Company has recorded a liability of $3.8 million for tax positions taken in tax returns in previous years as of April 30, 2021. This liability is reflected as Accrued Income Taxes on the Company’s Consolidated Balance Sheet. Tax years for fiscal 2017 and forward are open for examination and assessment by the Internal Revenue Service. Due to the statute of limitations, the liability is expected to decrease approximately $1.7 million prior to October 31, 2021.

12.	Subsequent Events

On July 21, 2021, RE/MAX Holdings Inc. (the parent of RE/MAX, LLC) purchased the Company and all subsidiaries, excluding P & S 12/7/01, Inc.

Other than the disclosed activity, management evaluated the activity of the Company through October 6, 2021, the date the unaudited financial statements were issued, and concluded that no additional subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.